UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act Of 1934

October 17, 2007
Date of Report (Date of earliest event reported)
___________________________________________________________

Non-Invasive Monitoring Systems, Inc.
(Exact Name of Registrant as Specified in Charter)
___________________________________________________________

Florida	0-13176	59-2007840
(State of Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification Number)

5204 Paylor Lane
Sarasota, Florida 34204
(Address of principal executive offices) (Zip Code)

(941)-926-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e- 4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On October 17, 2007 the Registrant issued options to purchase 25,000 shares of its common stock to Gary Macleod, its Chief Executive Officer, at an exercise price of $0.88, the last sale price of its common stock on the OTC Bulletin Board on October 17, 2007 (the “October 17, 2007 Last Sale Price”). The options are immediately exercisable and expire five years from issuance.

On October 17, 2007, the Registrant issued options to purchase 400,000 shares of its common stock to Gary Wetstein, its Chief Financial Officer and Senior Vice President at an exercise price equal to the October 17, 2007 Last Sale Price. The options are immediately exercisable with respect to 40,000 underlying shares and thereafter options with respect to 40,000 underlying shares vest on the first day of each of the next succeeding nine calendar quarters commencing January 1, 2008.

The contents of Item 8.01 are incorporated herein by reference.

Item 8.01 Other Events.

On October 17, 2007, the Registrant issued immediately exercisable options with an exercise price equal to the October 17, 2007 Last Sale Price to each member of its Board of Directors listed in the table below to purchase the number of shares listed opposite such director’s name. Such options expire five years from issuance.

Name	Title	Shares Underlying Options
Marvin A. Sackner, M.D.	Chairman of the Board	35,000
Taffy Gould	Vice Chairwoman of the Board	15,000
Morton J. Robinson, M.D.	Member of the Board and Secretary	12,500
John G. Clawson	Member of the Board	10,000
Leila Kight	Member of the Board	10,000
Gerard Kaiser, M.D.	Member of the Board	10,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NON-INVASIVE MONITORING SYSTEMS, INC. By: /s/ Gary Macleod Name: Gary Macleod Title: Chief Executive Officer

Dated: October 22, 2007